                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Joint Proxy Statement/Registration Statement of VMARK Software, Inc. on Form S-4 of our report dated January 27, 1997, appearing in the Annual Report on Form 10-K of VMARK Software, Inc. for the year ended December 31, 1996 and to the references to us under the headings "Summary Historical Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche, LLP
Boston, Massachusetts


Dated: December 31, 1997